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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  June 12, 2014

PROVIDENCE AND WORCESTER RAILROAD COMPANY
 (Exact name of registrant as specified in its charter)

Rhode Island	0-16704	05-0344399
(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Hammond Street, Worcester, Massachusetts  01610
(address, including zip code, of principal executive offices)

(508) 755-4000
Registrant’s telephone number, including area code

None
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
ž      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
ž      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
ž      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
ž      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 8.01  Other Events

Providence and Worcester Railroad Company (NASDAQ: “PWX”) announced today that it has entered into an eight-year collective bargaining agreement (“CBA”) with the Transportation Communications International Union (“TCU”). The TCU represents the Company’s workforce of clerical and dispatch employees. P. Scott Conti, the Company’s President and Chief Operating Officer, said, “[t]he execution of this collective bargaining agreement between the Company and TCU serves as yet another critical milestone in our valued relationship with our workforce and the TCU.”

The Company is a short-line freight railroad operating in Massachusetts, Rhode Island, Connecticut, and New York. The Company transports a wide variety of commodities including automobiles, construction aggregates, iron and steel products, chemicals and plastics (including ethanol), lumber, scrap metals, plastic resins, cement, coal, construction and demolition debris, and processed foods and edible foodstuffs, such as corn syrup and vegetable oils. The Company interchanges freight traffic with CSXT at Worcester, MA and at New Haven, CT; with Pan Am Railways at Worcester, MA; with Pan Am Southern and Norfolk Southern Corporation at Gardner, MA; with the New England Central Railroad and Canadian Pacific Railway at Willimantic, CT; with the New York and Atlantic Railroad at Fresh Pond Junction (Queens), NY; with the Connecticut Southern Railroad at Hartford, CT; and with Canadian National Railway through a cooperative operating arrangement with the New England Central Railroad over the “Great Eastern Route” at East Alburg, VT. By agreement with a private operator, the Company also serves an approved customs-bonded intermodal yard in Worcester, primarily for the movement of container traffic from the Far East destined for points in New England.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1945, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Providence and Worcester Railroad Company

By: /s/ Charles D. Rennick Charles D. Rennick Secretary and General Counsel

Dated:  June 12, 2014